                                                                    Exhibit 23.4


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 Nos. 333-89130, 333-89130-65, and 333-89130-76)
and related Prospectus of Starwood Hotels & Resorts Worldwide, Inc. and Starwood Hotels & Resorts and to the incorporation by reference therein of our report dated January 29, 2003, with respect to the consolidated financial statements and schedules of Starwood Hotels & Resorts Worldwide, Inc. and Starwood Hotels & Resorts included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG LLP

New York, New York
February 27, 2003









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